Exhibit 99.1

Callon Petroleum Announces Agreement with Lone Star Value

Natchez, MS (February 26, 2016) – Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today announced that it has entered into an agreement with Lone Star Value Management, LLC (“Lone Star Value”), pursuant to which the Board of Directors has agreed to nominate for re-election to the Board at the 2016 Annual Meeting Michael L. Finch, Larry D. McVay and John C. Wallace for three year terms. Mr. Wallace has indicated his intent to resign upon completion of the first two years of such three year term. Lone Star Value has agreed to vote in favor of the Company’s nominees for election to the Board.

The agreement will be filed on a Form 8-K with the Securities and Exchange Commission.

About Callon Petroleum

Callon is an independent energy company focused on the acquisition, development, exploration, and operation of oil and gas properties in the Permian Basin in West Texas.

This news release is posted on the Company’s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the “News Releases” link on the top of the homepage.

Cautionary Statement Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than historical facts, that address activities (including about the Pending Acquisition) that the Company assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements.  The forward-looking statements are based on management's current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the Company's management. Information concerning these risks and other factors can be found in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, available on the Company's website or the SEC's website at www.sec.gov.

For further information contact:

Joe Gatto

Callon Petroleum, Senior Vice President and Treasurer

800-451-1294